PRICING SUPPLEMENT NO. 119                                        Rule 424(b)(3)
DATED: June 17, 1998                                        File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:               Floating Rate Notes      Book Entry Notes
$40,000,000                     [x]                      [x]

Original Issue Date:            Fixed Rate Notes         Certificated Notes
June 22, 1998                   []                       [_]


Maturity Date:                  CUSIP#: 073928 DF 7
June 22, 2000

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:


                                           Optional          Optional
                        Redemption         Repayment         Repayment
Redeemable On           Price(s)           Date(s)           Price(s)
-------------           ----------         ---------         -----------

N/A                     N/A                N/A               N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Date:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                         Maximum Interest Rate: N/A

[_]         Commercial Paper Rate            Minimum Interest Rate: N/A

[x]         Federal Funds Rate               Interest Reset Date(s): Daily

[_]         Treasury Rate                    Interest Reset Period: Daily

[_]         LIBOR Reuters                    Interest Payment Date(s): *

[_]         LIBOR Telerate

[_]         Prime Rate                       Interest Payment Period: Quarterly

[_]         CMT Rate


Initial Interest Rate: **

Index Maturity:  N/A

Spread (plus or minus): +0.12%
----------------------------------------

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*        On the 22nd of each September, December, March and June.

** The Federal Funds Rate on June 19, 1998 plus 21 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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